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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the inclusion of our letter dated February 23, 2000 to Equitable Production Company and Westport Oil and Gas Company, Inc. regarding our estimates of proved reserves and future revenue, as of January 1, 2000, to the Equitable Production Company interest in the Equitable Gulf Region and our letter dated August 22, 2000 to Westport Resources Corporation regarding our estimates of proved reserves and future revenue, as of July 1, 2000, to the Westport Resources Corporation interest in certain oil and gas properties located in federal waters offshore Louisiana and Texas and in the State of Oklahoma in this Amendment No. 2 to Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") of Westport Resources Corporation and all references to Netherland, Sewell & Associates, Inc. and/or reports prepared by Netherland, Sewell & Associates, Inc. in this Registration Statement and to the reference of our firm as experts in the Registration Statement.



                                           Netherland, Sewell & Associates, Inc.

Dallas, Texas

 September 26, 2000                        By: /s/ Frederic D. Sewell

                                              ----------------------------------
                                              Frederic D. Sewell
                                              President